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                                                                EXHIBIT 99.1

                                     NEWS RELEASE


FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION:
                                                             Bernie Aldrich
                                                             (612) 944-8144


                        RIMAGE CORPORATION APPOINTS NEW C.E.O.


MINNEAPOLIS, MN, NOVEMBER 21 , 1996 -- Rimage Corporation's Board of Directors has named Bernie Aldrich as President and Chief Executive Officer of Rimage.
The Board has also named David Suden as Chief Technology Officer.   The Board
has also elected Mr. Aldrich as a Board Member, and Mr. Suden also serves on the Board.

Mr. Aldrich was formerly the President of Colwell General, and previously held Executive Vice President and C.F.O. positions with Advance Machine Company. Mr. Aldrich's addition is expected to bring added experience and leadership to the Rimage management team, specifically in the operational, financial, and sales areas.

Mr. Suden has held various management positions with Rimage. Mr. Suden will now focus on leading Rimage in all technology related matters.

Ron Fletcher, who has been filling the role of C.E.O. on an interim basis, remains Chairman of the Board.

Headquartered in Minneapolis, Minnesota, Rimage provides systems and services for information publishing on digital media including CD-R, CD-ROM, diskette, and tape.

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